Exhibit A

Joint Filing Agreement

The undersigned agree and consent to the joint filing on their behalf of this Schedule 13G/A, and all amendments thereto, relating to the Class A Common Stock, par value $0.001 per share, of Genesis Healthcare, Inc.

Steven D. Lebowitz		David Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz		Amanda Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

The Lebowitz Family Stock, LLC		Andrew Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Lebowitz RCT, L.P.		Ashley Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Lebowitz RCT, Inc.

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Date: February 6, 2019